UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 8, 2023

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	NYSE American LLC

8.25% Senior Notes due 2028	TELZ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On August 8, 2023, Tellurian Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with an institutional investor (the “Investor”) pursuant to which the Investor agreed to purchase, and the Company agreed to issue and sell in a private placement to the Investor (the “Private Placement”), (i) $250,000,000 aggregate principal amount of senior secured notes (the “Senior Notes”) pursuant to an indenture (the “Base Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), and an eighth supplemental indenture (the “Eighth Supplemental Indenture”) among the Company, the Trustee and the collateral agent named therein and (ii) $83,334,000 aggregate principal amount of senior secured convertible notes (the “Convertible Notes” and, together with the Senior Notes, the “Notes”) pursuant to the Base Indenture between the Company and the Trustee, and a ninth supplemental indenture (the “Ninth Supplemental Indenture” and, together with the Base Indenture and the Eighth Supplemental Indenture, the “Indentures”), among the Company, the Trustee and the collateral agent named therein. The Private Placement is expected to close in the near future, subject to the satisfaction of customary closing conditions.

The Company will use the net proceeds from the sales of the Notes to partially redeem the $333.3 million aggregate principal amount of 6.00% Senior Secured Convertible Notes due May 1, 2025 (the “Prior Convertible Notes”) pursuant to a redemption letter agreement between the Company and the holder of the Prior Convertible Notes (the “Redemption Agreement”). Subject to the terms and conditions of the Redemption Agreement, payment of the remaining aggregate principal amount of the Prior Convertible Notes will be forgiven, any obligations arising under the Prior Convertible Notes (other than the requirement to pay accrued and unpaid interest on those notes through the date of redemption) will be released, and the covenants under the purchase agreement relating to those notes will be terminated.

Securities Purchase Agreement

The SPA contains customary representations, warranties and agreements by the Company, obligations of the parties, termination provisions and closing conditions. Pursuant to the SPA, the Company has agreed to indemnify the Investor against certain liabilities. The representations, warranties and covenants contained in the SPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The SPA also includes certain covenants that, among other things, limit the Company’s ability to issue certain types of securities for specified periods of time.

Form of Indentures and Form of Notes

The Eighth and Ninth Supplemental Indentures will be entered into among the Company, the Trustee and the collateral agent named therein. The Indentures will govern the terms of the Notes, including with respect to the rights and duties of the Trustee (including in connection with an event of default under the Notes (as described below)), replacement of the Trustee, discharge of the Indenture, cancellation of the Notes, and amendment and modification of the Indentures or the Notes.

Key terms of the Notes and the Indentures are as follows:

Maturity:	October 1, 2025 (the “Maturity Date”)

Issue Price:

Each Senior Note will be sold at an offering price of approximately $864 per $1,000 Senior Note, which represents an original issue discount of 11.00% for the Senior Notes.

Each Convertible Note will be sold at an offering price of $1,000 per $1,000 Convertible Note.

Collateral:

The Notes will be senior obligations of the Company secured by a pledge of the equity interests in the Company’s subsidiary Tellurian Production Holdings LLC and mortgages of the material real property oil and gas assets of Tellurian Production Holdings LLC and its subsidiaries (together, the “Collateral”). The Collateral will be removed as a secured obligation under the Convertible Notes if the Senior Notes are no longer outstanding.

Coupon:

The Senior Notes will bear interest at 10.00% per annum, paid quarterly in cash, plus approximately 1.1 million shares of common stock of the Company per quarter (the “Senior Notes Share Coupon”).

The Convertible Notes will bear interest at 6.00% per annum, paid quarterly in cash, plus approximately 1.9 million shares of common stock of the Company per quarter (the “Convertible Notes Share Coupon,” and together with the Senior Notes Share Coupon, the “Share Coupons”).

To the extent that the average daily volume-weighted average price of the common stock of the Company during a quarter is less than $1.35, the Company will pay the holders of the Notes an amount equal to that difference multiplied by the number of shares underlying the Share Coupons for that quarter.

Share Coupon Make Whole:	Upon any retirement, redemption, or conversion of the Senior Notes or Convertible Notes, the Company will pay a full make-whole payment for any and all unpaid Share Coupons through the Maturity Date for the Note being retired.

Conversion Price:	The conversion rate for the Convertible Notes will be 512.8205 shares of common stock of the Company per $1,000 principal amount of Convertible Notes (equivalent to a conversion price of approximately $1.95 per share of common stock) (the “Conversion Price”), subject to adjustment in certain circumstances.

Investor Redemption:	On or after October 1, 2024, the holders of the Notes may redeem up to the entire principal amount of the Notes for a cash purchase price equal to principal amount of the Notes being redeemed, plus accrued and unpaid interest, if the Company’s liquidity falls below a specified threshold.

Other Redemptions at the Option of Holders:	Holders of the Senior Notes or the Convertible Notes may force the Company to redeem the applicable Notes for cash upon (i) a fundamental change or (ii) an event of default, at a price specified in the Indentures.

Forced Conversion:	The Company will force the holders of the Convertible Notes to convert all of the Convertible Notes if the trading price of its common stock closes above 300% of the Conversion Price for 20 consecutive trading days and certain other conditions are satisfied.

Covenants:	The Indentures will provide that the Company will be subject to certain affirmative and negative covenants.

Optional Redemption:

The Company may provide written notice to each holder of the Senior Notes calling all of such holder’s Notes for a cash purchase price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest (the “Optional Redemption”).

The Company may not redeem the Convertible Notes.

Events of Default:	The Indentures include customary events of default.

The maximum number of shares of common stock that the Company may issue in connection with the Notes, including shares payable as interest on the Notes and shares issuable upon conversion of the Convertible Notes, is 68,414,528 (this compares to a maximum number of shares of 87,351,503 in connection with the initial issuance of the Prior Convertible Notes).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference to this Item 3.02.

The Investor has represented that it is an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the private placement exemption from the registration requirements of the Securities Act set forth in Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder for purposes of the transactions contemplated by the SPA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

Date: August 8, 2023	By:	/s/ Simon G. Oxley
	Name:	Simon G. Oxley
	Title:	Executive Vice President and Chief Financial Officer